UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 21, 2015

Date of Report (Date of earliest event reported)

Summer Infant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of principal executive offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 21, 2015, Summer Infant, Inc. (the “Company”) and its subsidiary, Summer Infant (USA), Inc., entered into an amended and restated loan and security agreement (the “Amended Loan Agreement”) with Bank of America, N.A., as agent, certain financial institutions party to the agreement from time to time as lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner.  The Amended Loan Agreement replaces the Company’s existing credit facility with Bank of America.

The senior secured credit facilities under the Amended Loan Agreement consist of a $60 million asset-based revolving credit facility, with a $10 million letter of credit sub-line facility (the “Revolving Facility”), a $5 million “first in last out” (FILO) revolving credit facility (the “FILO Facility”) and a $10 million term loan facility (the “Term Loan Facility”).  Pursuant to an accordion feature, the Amended Loan Agreement includes the ability to increase the Revolving Facility by an additional $15 million upon the request of the Company and the agreement of the lenders participating in the increase.  The total borrowing capacity under the Revolving Facility is based on a borrowing base, generally defined as 85% of the value of eligible accounts plus the lesser of (i) 70% of the value of eligible inventory or (ii) 85% of the net orderly liquidation value of eligible inventory and less reserves.  The total borrowing capacity under the FILO Facility is based on a borrowing base, generally defined as a specified percentage of the value of eligible accounts that steps down over time, plus a specified percentage of the value of eligible inventory that steps down over time.

The scheduled maturity date of the loans under the Revolving Facility and the Term Loan Facility is April 21, 2020, and loans under the FILO Facility terminate April 21, 2018, subject in each case to customary early termination provisions.  Any termination of the Revolving Facility would require termination of the Term Loan Facility and the FILO Facility.

All obligations under the Amended Loan Agreement are secured by substantially all the assets of the Company and Summer Infant (USA). In addition, Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the Amended Loan Agreement.  Proceeds from the loans will be used to satisfy existing debt, pay fees and transaction expenses associated with the closing of the Amended Loan Agreement, pay obligations under the Amended Loan Agreement, and for lawful corporate purposes, including working capital. The Company incurred cash expenses of approximately $1.0 million in connection with the consummation of the Amended Loan Agreement.

Loans under the Revolver Facility will bear interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins based on average quarterly availability under the Amended Loan Agreement and ranging between 1.75% and 2.25% on LIBOR borrowings and 0.25% and 0.75% on base rate borrowings.  Loans under the FILO Facility and Term Loan Facility will bear interest, at the Company’s option, at a base rate or at LIBOR, plus a margin of 4.00% on LIBOR borrowings and 2.50% on base rate borrowings.  The Company is also required to pay an annual non-use fee ranging between 0.375% and 0.25% of the unused amounts under the Amended Loan Agreement, as well as other customary fees as are set forth in the Amended Loan Agreement.  Beginning on July 1, 2015, the Company is required to repay the term loan in quarterly installments of $500,000.  Beginning with the fiscal year ending January 2, 2016, the Company is required to prepay the term loan in an amount equal to 50% of the Company’s “excess cash flow,” as such term is defined in the Amended Loan Agreement, at the end of each fiscal year.

Under the Amended Loan Agreement, the Company must comply with certain financial covenants, including that the Company (i) maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for the twelve consecutive fiscal months most recently ended and (ii) beginning with the quarter ending July 4, 2015, maintain a certain leverage ratio for each fiscal quarter.  For purposes of the financial covenants, consolidated EBITDA is defined as net income before interest, taxes, depreciation and amortization, plus certain customary expenses, fees, non-cash charges and up to $2,000,000 of specified inventory dispositions, and minus certain customary non-cash items increasing net income and other specified items.

The Amended Loan Agreement contains customary affirmative and negative covenants.  Among other restrictions, the Company is restricted in its ability to incur additional debt, make acquisitions or investments, dispose of assets, or make distributions unless in each case certain conditions are satisfied.  The Amended Loan

Agreement also contains customary events of default, including a cross default, the occurrence of a material adverse event and the occurrence of a change of control.  In the event of a default, all of the obligations of the Company and its subsidiaries under the Amended Loan Agreement may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on April 21, 2015, the Company and its subsidiary, Summer Infant (USA), Inc., entered into the Amended Loan Agreement.  The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Loan Agreement is incorporated herein by this reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Loan and Security Agreement, dated as of April 21, 2015, among Summer Infant, Inc. and Summer Infant (USA), Inc. as Borrowers, the Guarantors from time to time party thereto, Certain Financial Institutions as Lenders, Bank of America, N.A. as Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: April 22, 2015	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Loan and Security Agreement, dated as of April 21, 2015, among Summer Infant, Inc. and Summer Infant (USA), Inc. as Borrowers, the Guarantors from time to time party thereto, Certain Financial Institutions as Lenders, Bank of America, N.A. as Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Runner.